BLANK ROME COMISKY & McCAULEY LLP_____________________________________
Counselors at Law

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                                January 15, 2002


First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                           Very truly yours,


                                           /s/ Blank Rome Comisky & McCauley LLP













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